Exhibit 3.8

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS MEXICO HOLDING LLC

Cooper-Standard Automotive Fluid Systems Mexico Holding LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Limited Liability Company”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Limited Liability Company is “Cooper-Standard Automotive Fluid Systems Mexico Holding LLC.” The Company was originally formed under the name “Siebe Automotive North America de Mexico Holding LLC,” and the original certificate of formation was filed with the Secretary of State of the State of Delaware on December 10, 1997.

2. The Limited Liability Company filed an amended plan of reorganization under chapter 11 of title 11 of the United States Code on March 26, 2010 (the “Plan”), as confirmed on May 12, 2010 by the United States Bankruptcy Court for the District of Delaware.

3. This Amended and Restated Certificate of Formation of the Limited Liability Company has been duly executed and is being filed by the undersigned authorized person in accordance with the provisions of Section 18-208 of the Limited Liability Company Act of the State of Delaware, to amend and restate the Certificate of Formation of the Company, as previously and heretofore amended (the “Certificate”).

The Certificate is hereby amended and restated in its entirety to read as follows:

A. The name of the limited liability company (hereinafter called the “Limited Liability Company”) is Cooper-Standard Automotive Fluid Systems Mexico Holding LLC.

B. The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

C. The Limited Liability Company shall not issue nonvoting limited liability company interests. The prohibition on issuance of nonvoting limited liability company interests is included in this Certificate in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation of Cooper-Standard Automotive Fluid Systems Mexico Holding LLC as of this 13th day of July, 2010.

Cooper-Standard Automotive Fluid Systems Mexico Holding LLC

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary